EXHIBIT 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

ARDMORE SHIPPING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares	—	—	—	—	—	—	—	—	—	—

	Equity	Preferred Shares	—	—	—	—	—	—	—	—	—	—

	Debt	Debt Securities (3)	—	—	—	—	—	—	—	—	—	—

	Debt Convertible into Equity	Convertible Debt Securities (3)	—	—	—	—	—	—	—	—	—	—

	Other	Warrants	—	—	—	—	—	—	—	—	—	—

	Other	Units (4)	—	—	—	—	—	—	—	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	— (2)	— (2)	$500,000,000 (2)	0.0000927	$46,350.00	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$500,000,000		$46,350.00

	Total Fees Previously Paid							$0

	Total Fee Offsets							$46,350.00

	Net Fee Due							$0

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment. In addition, an indeterminate number of common shares are registered hereunder that may be issued upon conversion of or exchange for any convertible preferred shares or debt securities.

(2)

There are being registered under this registration statement such indeterminate number of common shares, preferred shares, debt securities, convertible debt securities, warrants and units of the Registrant as shall have an aggregate initial offering price not to exceed $500,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering prices per unit or security will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common shares as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for such conversion or exchange. The amount of each class of securities being registered under this registration statement is not specified pursuant to General Instruction II.C of Form F-3 under the Securities Act.

(3)	Subject to note (2) above, an indeterminable amount of these securities may be senior or subordinated.
(4)	Consisting of some or all of the classes of securities listed above, in any combination, including common shares, preferred shares, debt securities, convertible debt securities and warrants.

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Ardmore Shipping Corporation	F-3	333-233540	August 30, 2019	—	$46,350.00	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	(1)	—

Fee Offset Sources	Ardmore Shipping Corporation	F-3	333-206501	—	August 21, 2015	—	—	—	—	—	$7,710.00 (1)

Fee Offset Sources	Ardmore Shipping Corporation	F-3	333-198371	—	August 26, 2014	—	—	—	—	—	$38,640.00 (1)

(1)

Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting $46,350.00 of the fees associated with this registration statement from the filing fee previously paid by the registrant associated with the unsold common shares, preferred shares, debt securities, convertible debt securities, warrants and units registered on the registrant’s Registration Statement on Form F-3 (File No. 333-233540) filed on August 30, 2019 (the Prior Registration Statement), with the source of such fee offset the Registrant’s Registration Statements on Form F-3 (File No. 333-206501) filed on August 21, 2015 and on Form F-3 (File No. 333-198371) filed on August 26, 2014. The offering under the Prior Registration Statement will be terminated upon the effectiveness of this registration statement.